SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                                 -------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                               June 19, 2000
               Date of Report (Date of earliest event reported)
                                 -------------

                         The Pioneer Group, Inc.

                            THE PIONEER GROUP, INC.
             (exact name of registrant as specified in its charter)

                            ------------------------

                  DELAWARE                                        13-5657669
      (State or other jurisdiction of                          (IRS Employer
       incorporation or organization)                       Identification No.)

   60 STATE STREET, BOSTON, MASSACHUSETTS                           02109
  (Address of principal executive offices)                        (Zip Code)

                                  617-742-7825
              (Registrant's telephone number, including area code)

                                   NO CHANGES
   (Former name, former address and former fiscal year, if changes since last report)


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Item 2. Acquisition or Disposition of Assets.

     On June 19, 2000, The Pioneer Group, Inc. ("Pioneer") closed the sale of its Ghanaian gold mining operations to Ashanti Goldfields Teberebie Limited ("Ashanti"). Under the Purchase Agreement, dated May 11, 2000, among Pioneer, Ashanti, Pioneer Goldfields II Limited ("Pioneer II") and Ashanti Goldfields Company Limited (the "Agreement"), Pioneer II sold to Ashanti the stock of its wholly owned subsidiary Pioneer Goldfields Limited, which owns a 90% equity interest in Teberebie Goldfields Limited, a Ghanaian gold mining company. Ashanti paid a total of $18.8 million, consisting of $5 million in cash at closing and a five year non-interest bearing promissory note for $13.8 million. The Agreement provides for Ashanti to make supplemental cash payments of up to $5 million over the next five years depending upon certain minimum gold prices and production levels. The parties determined the purchase price through arms-length negotiations.

         The Agreement is attached as Exhibit 2.1. hereto.

Item 7(c). Exhibits.

   See Exhibit Index.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 19, 2000

                                             THE PIONEER GROUP, INC.

                                                   /s/ ERIC W. RECKARD
                                           ------------------------------------
                                                      Eric W. Reckard,
                                                  Executive Vice President
                                                Chief Financial Officer and
                                                         Treasurer
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EXHIBIT INDEX

2.1 Purchase Agreement between Ashanti Goldfields Teberebie Limited, Pioneer Goldfields II Limited, the Company and Ashanti Goldfields Company Limited


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